Exhibit 99.1

Rallybio Announces Retirement of Jeffrey Fryer, CPA, Chief Financial Officer

--Company initiates an external search for its next Chief Financial Officer--

NEW HAVEN, Conn., June 2, 2022 – Rallybio Corporation (Nasdaq: RLYB), a clinical-stage biotechnology company committed to identifying and accelerating the development of life-transforming therapies for patients with severe and rare diseases, today announced that Jeffrey Fryer, CPA, will retire from his position as Chief Financial Officer (CFO). Mr. Fryer will continue to serve as Rallybio’s CFO until a new CFO has been appointed and will retire from the Company following a transition period. Rallybio has initiated an external search to identify its next CFO.

“On behalf of the Board of Directors, co-founder Steve Uden, and the Rallybio team, I would like to thank Jeff for his dedication and contributions over the last four years in helping to create, build and transform Rallybio into a publicly traded company. He has been such a great friend, colleague and valued counselor to both Steve and me. We appreciate his leadership and partnership in executing our vision of a rare disease company as a co-founder of Rallybio, and wish him all the best.” said Martin Mackay, Ph.D., Chief Executive Officer of Rallybio.

Mr. Fryer commented, “It has been an honor and privilege to work with my co-founders Martin and Steve, and it has been a highly rewarding experience working with Rallybio’s devoted and talented team over the past four years. With a growing pipeline and our strong financial position, I believe that now is the right time for me to retire from the Company and to pursue a few other ambitions that I have. I am fully committed to ensuring a smooth transition and look forward to following the continued success of the Rallybio team.”

About Rallybio

Rallybio is a clinical-stage biotechnology company committed to identifying and accelerating the development of life-transforming therapies for patients with severe and rare diseases. Since its launch in January 2018, Rallybio has built a portfolio of promising product candidates, which are now in development to address rare diseases in the areas of hematology, immuno-inflammation, maternal fetal health, and metabolic disorders. The Company’s mission is being advanced by a team of highly experienced biopharma industry leaders with extensive research, development, and rare disease expertise. Rallybio is headquartered in New Haven, Connecticut, with an additional facility at the University of Connecticut’s Technology Incubation Program in Farmington, Connecticut. For more information, please visit www.rallybio.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on currently available information. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements concerning the timing of appointing a new Chief Financial Officer, and the length of an executive transition period. The forward-looking statements in this press release are only predictions and are based largely on management’s current expectations and projections about future events and financial trends that management believes may affect Rallybio’s business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of known and unknown risks, uncertainties and assumptions, including, but not limited to, our ability to successfully initiate and conduct our planned clinical trials, including the FNAIT natural history study, and the Phase 1 and 1b clinical trials for RLYB212 and the Phase 1 study for RLYB116, and complete such clinical trials and obtain results on our expected timelines, or at all, whether our cash resources will be sufficient to fund our operating expenses and capital expenditure requirements and whether we will be successful raising additional capital, our ability to identify new product candidates and successfully acquire such product candidates from third parties, our ability to integrate RLYB331 into our pipeline, competition from other biotechnology and pharmaceutical companies, and those risks and uncertainties described in Rallybio’s filings with the U.S. Securities and Exchange Commission (SEC), including Rallybio’s Quarterly Report on Form 10-Q for the period ended March 31, 2022, and subsequent filings with the SEC. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual future results, levels of activity, performance and events and circumstances could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we are not obligated to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events, changed circumstances or otherwise.

Investor Contact
Steven Tuch

Head of Corporate Development

415-218-0697

stuch@rallybio.com

Ami Bavishi

Head of Investor Relations and Communications

609-477-4536

abavishi@rallybio.com

Hannah Deresiewicz

Stern Investor Relations, Inc.

212-362-1200

hannah.deresiewicz@sternir.com

Media Contact
Tara DiMilia
908-369-7168
Tara.dimilia@tmstrat.com